UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2020

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

(316) 526-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	SPR	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement Amendment

As previously disclosed in a Current Report on Form 8-K (“Prior Report”) filed with the Securities and Exchange Commission (the “Commission”) on April 13, 2020, Spirit AeroSystems Holdings, Inc. (the “Company”), Spirit AeroSystems, Inc., the Company’s direct wholly-owned subsidiary (“Spirit”), and Spirit AeroSystems North Carolina, Inc., a wholly-owned subsidiary of the Company (“Spirit NC”), entered into an amendment (the “April 2020 Amendment”) to its Second Amended and Restated Credit Agreement, by and among Spirit, the Company, as parent guarantor, the lenders party thereto, and Bank of America, N.A., as administrative agent. The April 2020 Amendment became effective on April 17, 2020 concurrently with the closing of the Notes offering, described below. The information provided in Item 1.01 of the Prior Report and the full text of the April 2020 Amendment, which is filed as Exhibit 10.1 hereto, are incorporated herein by reference.

Indenture

On April 17, 2020, Spirit entered into an Indenture (the “Indenture”), by and among Spirit, the Company and Spirit NC, as guarantors (together with the Company, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, in connection with Spirit’s offering of $1,200,000,000 aggregate principal amount of its 7.500% Senior Secured Second Lien Notes due 2025 (the “Notes”).

The Notes were issued and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions to non-U.S. persons pursuant to Regulation S under the Securities Act.

The Notes mature on April 15, 2025 and bear interest at a rate of 7.500% per year payable semiannually in cash in arrears on April 15 and October 15 of each year. The first interest payment date is October 15, 2020.

The Notes are guaranteed by the Guarantors and secured by certain real property and personal property, including certain equity interests, owned by Spirit and the Guarantors. The Notes and guarantees are Spirit’s senior secured obligations and will rank equally in right of payment with all of its existing and future senior indebtedness, effectively junior to all of its existing and future first-priority lien indebtedness to the extent of the value of the collateral securing such indebtedness (including Spirit’s senior secured credit facility and its Senior Notes due 2026), effectively junior to any of its other existing and future indebtedness that is secured by assets that do not constitute collateral for the Notes to the extent of the value of such assets, and senior in right of payment to any of its existing and future subordinated indebtedness.

Spirit may redeem some or all of the Notes, at its option, at any time on or after April 15, 2022, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of each of the years indicated below:

Year	Redemption Price
2022	103.750%
2023	101.875%
2024 and thereafter	100.000%

At any time prior to April 15, 2022, Spirit may redeem some or all of the Notes at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. In addition, at any time on or prior to April 15, 2022, Spirit may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a price equal to 107.500% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. Upon the occurrence of certain change of control events during a period when the change of control offer to purchase provisions under the Indenture apply, Spirit must offer to repurchase the Notes at a price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The Indenture contains covenants that limit Spirit’s, the Company’s and the Company’s subsidiaries’ ability, subject to certain exceptions and qualifications, to create liens, enter into sale and leaseback transactions and guarantee other indebtedness without guaranteeing the Notes. These covenants are subject to a number of qualifications and limitations. In addition, the Indenture provides for customary events of default.

The description of the Indenture in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Supplemental Indenture

On April 17, 2020, Spirit entered into a Third Supplemental Indenture (the “Supplemental Indenture”), by and among Spirit, the Company, Spirit NC and The Bank of New York Mellon Trust Company, N.A., as trustee in connection with Spirit’s Senior Notes due 2026 (the “2026 Notes”). Under the Supplemental Indenture, the noteholders were granted security on an equal and ratable basis with the holders of the Notes.

The description of the Supplemental Indenture in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.3 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the closing of the Notes offering, on April 17, 2020, the commitments under Spirit’s senior unsecured $375,000,000 short term delayed draw term loan facility, dated as of February 24, 2020, among Spirit, as borrower, the Company and Spirit NC, as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent, were canceled in full and the facility was terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

Purchase Agreement

The Notes were offered and sold pursuant to a Purchase Agreement (the “Purchase Agreement”), dated as of April 14, 2020, by and among Spirit, the Company, Spirit NC, Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several purchasers named in Schedule A thereto as Initial Purchasers.

Security Agreement

On April 17, 2020, Spirit, the Company and Spirit NC (collectively, the “Grantors”) entered into the Security and Pledge Agreement (the “Security Agreement”) with The Bank of New York Mellon Trust Company, N.A., as trustee under the Notes and Notes collateral agent, pursuant to which the obligations of the Grantors under the Indenture and the indenture for the 2026 Notes are secured by the pledge and grant of security interests contained in the Security Agreement. The Notes are secured on a second-priority basis by liens on the Grantors’ assets that secure Spirit’s senior secured credit facility, the 2026 Notes and any other first-priority lien obligations, subject to permitted liens and certain exceptions.

On April 17, 2020, the Company issued a press release announcing the closing of its sale of the Notes, the effectiveness of the April 2020 Amendment and the termination of the delayed draw term loan facility. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of April 17, 2020, among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc., Spirit AeroSystems North Carolina, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

4.2	Form of 7.500% Senior Secured Second Lien Note due 2025 (included as Exhibit A to Exhibit 4.1).

4.3	Third Supplemental Indenture, dated as of April 17, 2020, among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc., Spirit AeroSystems North Carolina, Inc., and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.1	Fourth Amendment, dated as of April 13, 2020, to the Second Amended and Restated Credit Agreement among Spirit AeroSystems, Inc., as borrower, Spirit AeroSystems Holdings, Inc., as parent guarantor, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

99.1	Press Release, dated April 17, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: April 17, 2020	/s/ Stacy Cozad
Stacy Cozad
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary